  Exhibit 99.1

Rekor Systems Divests Final Non-Core Asset Subsidiary

Company completes approximately $4M sale of TeamGlobal

COLUMBIA, MD – July XX, 2020 - Rekor Systems, Inc. (NASDAQ:REKR) ("Rekor") (the “Company”), a Maryland-based company providing real-time roadway intelligence through artificial intelligence (“AI”) driven decisions, announced today that it has divested its TeamGlobal subsidiary, as a final step in its announced change in strategic direction. Last year the Company announced that it would take steps to divest itself of the assets in its Professional Services Segment as it moves ahead with its business strategy to focus on providing its vehicle recognition solutions for the public safety, smart cities and customer service markets. This marks the end of a year-long strategy to sell lower margin assets and focus on Rekor’s core technology segment.

Rekor has sold TeamGlobal to current members of the TeamGlobal management team for approximately $4M in cash and secured notes. TeamGlobal is a premier national staffing firm that provides skilled technical professionals and maintenance and modification specialists to the aerospace and aviation maintenance industries.

The Company’s Board of Directors announced last year that it was planning to sell subsidiaries that are no longer core to the strategic direction of the Company. On April 6, 2020, the Company announced the completion of the sale of its former subsidiary, AOC Key Solutions. The sale of TeamGlobal removes the last remaining asset from the Company’s professional services segment.

Since announcing the change in its strategic direction, the Company has concentrated on its technology segment, working to increase sales and further develop its line of AI-driven products and services. Rekor’s technology segment currently sells products and provides services used in more than 70 countries by customers that include some of the world’s largest companies and governmental organizations. These products and services address complex issues in public safety, customer experience and smart cities using proprietary systems designed using AI techniques such as machine learning and deep learning data analysis.

Rekor’s current suite of solutions is based on its industry-leading vehicle recognition software. In addition, the Company is developing further product and service expansions for the public safety, transportation, customer service and residential markets worldwide.

“This transaction marks the completion of a major milestone in our transition to a pure technology centric company. Our Board concluded last year that a rational monetization process for our professional services segment was likely to unlock value more quickly and with greater certainty for the benefit of the Company’s shareholders,” said Robert A. Berman, Rekor’s President and CEO. “Given our current strategic direction, the Board determined that divestiture of our last non-core asset at this price was a logical step in maximizing shareholder value and fully focusing on our plan to expand growth in our core markets.”

Rekor recently announced a new contract with the Department of Defense for additional licenses for its vehicle recognition software to use with DOD’s existing cameras. It also announced a joint venture with Cygnet Infotech to automate parking enforcement. Rekor’s stock is followed by B. Riley and was recently added to the Russell Microcap Index®.

To learn more about Rekor, please visit www.rekor.ai.

About Rekor Systems, Inc.

Rekor (Nasdaq: REKR) is a Maryland-based company providing real-time roadway intelligence through AI-driven decisions. Rekor bridges commercial and government sectors with actionable, real-time vehicle recognition data to enable faster, better informed decisions with greater outcomes. Rekor is transforming industries like Public Safety, Customer Experience, and Smart Cities in more than 70 countries across the globe with smarter, quicker, cost-competitive vehicle recognition solutions for security, revenue discovery and recovery, public safety, electronic toll collection, brand loyalty, parking operations, logistics, and traffic management. We use the power of artificial intelligence to analyze video streams and transform them into AI-driven decisions. Our machine learning software can turn most IP cameras into highly accurate and affordable vehicle recognition devices used to help protect lives, increase brand loyalty, and enhance operations and logistics, without the need to install expensive new infrastructure. We make what was once considered impossible, possible. To learn more please visit our website: http://www.rekor.ai

Forward-Looking Statements
This press release includes statements concerning Rekor Systems, Inc. and its future expectations, plans and prospects that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the impact of Rekor's core suite of AI-powered technology and the size of the market for global ALPR systems. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. For this purpose, any statements that are not statements of historical fact may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as "may," "should," "expects," "plans," "anticipates," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential," or "continue," by the negative of these terms or by other similar expressions. You are cautioned that such statements are subject to many risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the risks that actual circumstances, events or results may differ materially from those projected in the forward-looking statements, particularly as a result of various risks and other factors identified in our filings with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management's assumptions and estimates as of such date. We do not undertake any obligation to publicly update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events, or otherwise.

Media Contacts:
Emily Burdeshaw
REQ For Rekor Systems
rekor@req.co

Investor Contacts:
Charles Degliomini
Rekor Systems, Inc.
ir@rekor.ai